UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2021 (March 30, 2021)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56128	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to the Stock Purchase Agreement and Closing

As previously disclosed, on December 22, 2020, 1847 Wolo Inc. (“1847 Wolo”), a subsidiary of 1847 Holdings LLC (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) among 1847 Wolo, the Company, Wolo Mfg. Corp., a New York corporation and Wolo Industrial Horn & Signal, Inc., a New York corporation (together, “Wolo”), and the sellers named therein (together, the “Sellers”), pursuant to which 1847 Wolo agreed to acquire all of the issued and outstanding capital stock of Wolo (the “Acquisition”).

On March 30, 2021, 1847 Wolo, the Company, Wolo and the Sellers entered into Amendment No. 1 to the Purchase Agreement (the “Amendment”) to amend certain terms of the Purchase Agreement. Following entry into the Amendment, closing of the Acquisition was completed on the same day.

Pursuant to the terms of the Purchase Agreement, as amended by the Amendment, 1847 Wolo agreed to acquire all of the issued and outstanding capital stock of Wolo for an aggregate purchase price of $7,400,000, subject to adjustment as described below. The purchase price consists of (i) $6,550,000 in cash, and (ii) the Buyer Note (as defined below) in the aggregate principal amount of $850,000.

The purchase price is subject to a post-closing working capital adjustment provision.  Under this provision, the Sellers delivered to 1847 Wolo at the closing of the Acquisition an unaudited balance sheet of Wolo as of that date (the “Preliminary Balance Sheet”). On or before the 75th day following the closing of the Acquisition 1847 Wolo shall deliver to the Sellers an audited balance sheet as of the closing date (the “Final Balance Sheet”). If the net working capital reflected on the Final Balance Sheet (the “Final Working Capital”) exceeds the net working capital reflected on the Preliminary Balance Sheet (the “Preliminary Working Capital”), 1847 Wolo shall, within seven days, pay to the Sellers an amount of cash that is equal to such excess. If the Preliminary Working Capital exceeds the Final Working Capital, the Sellers shall, within seven days, pay to 1847 Wolo an amount in cash equal to such excess.

In addition to the post-closing working capital adjustment described above, there is a target working capital adjustment. “Net Working Capital Target” is defined in the Purchase Agreement as $4,250,000. At the closing, if Preliminary Working Capital exceeds the Net Working Capital Target, then the purchase price will be increased at the closing by the amount of such difference. Similarly, if the Net Working Capital Target exceeds the Preliminary Working Capital, then the purchase price will be reduced at the closing by the amount of such difference. The purchase price will also be reduced by the amount of outstanding indebtedness of Wolo existing as of the closing date and the deducted amount will be used to pay off any such indebtedness.

1847 Wolo agreed to indemnify and hold harmless the Sellers for any amounts in respect of taxes payable by the Sellers in connection with the Acquisition that are in excess of the amounts of taxes that would have been payable by the Sellers in connection with the Acquisition if the closing had occurred on or prior to December 31, 2020.

The Purchase Agreement contains customary representations, warranties and covenants, including a covenant that the Sellers will not compete with the business of Wolo for a period of three (3) years following closing.

The Purchase Agreement also contains mutual indemnification for breaches of representations or warranties and failure to perform covenants or obligations contained in the Purchase Agreement. In the case of the indemnification provided by the Sellers with respect to breaches of certain non-fundamental representations and warranties, the Sellers will only become liable for indemnified losses if the amount exceeds an aggregate of $10,000, whereupon the Sellers will be liable for all losses that exceed the $100,000 threshold, provided that the liability of the Sellers for breaches of certain non-fundamental representations and warranties shall not exceed $1,825,000.

As noted above, a portion of the purchase price under the Purchase Agreement, as amended by the Amendment, was paid by the issuance of a secured promissory note (the “Buyer Note”) in the principal amount of $850,000 by 1847 Wolo to the Sellers. Interest on the outstanding principal amount will be payable quarterly at the rate of six percent (6%) per annum. The Buyer Note matures on the 39-month anniversary following the closing of the Acquisition, at which time the outstanding principal amount of the Buyer Note, along with all accrued, but unpaid interest, shall be paid in one lump sum. 1847 Wolo has the right to redeem all or any portion of the Buyer Note at any time prior to the maturity date without premium or penalty of any kind. The Buyer Note contains customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Wolo of any of its covenants under the Purchase Agreement or any other agreement entered into in connection with the Purchase Agreement, or a breach of any of representations or warranties under such documents, or (iii) the bankruptcy of 1847 Wolo.

The rights of the Sellers to receive payments under the Buyer Note are subordinate to the rights of Sterling (as defined below) under a separate Subordination and Standby Agreement, that the Sellers entered into with Sterling on March 30, 2021 in connection with the Acquisition (the “Sellers Subordination Agreement”).

The foregoing summary of the terms and conditions of the Purchase Agreement, Amendment, the Buyer Note and the Sellers Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.1-10.4, which are incorporated herein by reference.

Management Services Agreement

On March 30, 2021, 1847 Wolo entered into a Management Services Agreement (the “Offsetting MSA”) with the Company’s manager, 1847 Partners LLC (the “Manager”). The MSA is an Offsetting Management Services Agreement as defined in that certain Management Services Agreement, dated April 15, 2013, between the Company and the Manager (the “MSA”).

Pursuant to the Offsetting MSA, 1847 Wolo appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of Adjusted Net Assets (as defined in the MSA) (the “Management Fee”); provided, however, that (i) pro-rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Wolo, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the Management Fee to be paid by 1847 Wolo for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the Management Fee paid or to be paid by 1847 Wolo, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the Management Fee paid or to be paid by 1847 Wolo, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the MSA (the “Parent Management Fee”) with respect to such fiscal quarter, then the Management Fee to be paid by 1847 Wolo for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the Management Fee paid or to be paid by 1847 Wolo, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

The rights of the Manager to receive payments under the Offsetting MSA are subordinate to the rights of Sterling (as defined below) under separate a Subordination Agreement that the Manager entered into with Sterling on March 30, 2021 in connection with the Acquisition (the “Management Fee Subordination Agreement”).

1847 Wolo shall also reimburse the Manager for all costs and expenses of 1847 Wolo which are specifically approved by the board of directors of 1847 Wolo, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Wolo in connection with performing services under the Offsetting MSA.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Wolo’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Wolo’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

The foregoing summary of the terms and conditions of the Offsetting MSA and the Management Fee Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.5 and 10.6, respectively, which are incorporated herein by reference.

Credit Agreement and Notes

On March 30, 2021, 1847 Wolo and Wolo (collectively, “Borrower”) entered into a Credit Agreement (the “Credit Agreement”) with Sterling National Bank (“Sterling”) for (i) revolving loans in an aggregate principal amount that will not exceed the lesser of (x) the Borrowing Base (as defined below) or (y) $1,000,000 (the “Revolving Loan”) and (ii) a term loan in the principal amount of $3,550,000 (the “Term Loan”). The Revolving Loan is evidenced by a Revolving Credit Note dated March 30, 2021 and payable to Sterling (the “Revolving Note”) and the Term Loan is evidenced by a $3,550,000 Term Note dated March 30, 2021 and payable to Sterling ( the “Term Note”). The “Borrowing Base” means an amount equal to the sum of the following: (A) 80% of the Borrower’s Eligible Accounts (as defined in the Credit Agreement) PLUS (B) the lesser of: (1) 50% percent of Eligible Inventory (as defined in the Credit Agreement) or (2) $400,000.00, MINUS (C) such reserves as Sterling may establish from time to time in its sole discretion. Sterling has the right from time to time, in its sole discretion, to amend, substitute or modify the percentages set forth in the definition of Borrowing Base and the definition(s) of Eligible Accounts and Eligible Inventory.

The Revolving Note matures on March 29, 2022 and bears interest at a per annum rate equal to the greater of (i) the Prime Rate (as defined in the Credit Agreement) or (ii) 3.75%. The Term Loan matures on April 1, 2024 and bears interest at a per annum rate equal to the greater of (x) the Prime Rate plus 3.00% or (y) 5.00%; provided that upon an Event of Default (as defined below) all loans, all past due interest and all fees shall bear interest at a per annum rate equal to the foregoing rate plus 5.00%. Interest accrued on the Revolving Note and the Term Note shall be payable on the first day of each month commencing on the first such day of the first month following the making of such Revolving Loan or Term Loan, as applicable.

With respect to the Term Loan, the Borrower must repay to Sterling on the first day of each month, (i) beginning on May 1, 2021 and ending on March 1, 2022, eleven (11) equal monthly principal payments of $43,750.00 each, (ii) beginning on April 1, 2022 and ending on March 1, 2024, twenty-four (24) equal monthly payments of $59,167.00 each and (iii) on April 1, 2024, a final principal payment in the amount of $1,648,742.00. In addition, beginning on June 1, 2022 and on each anniversary thereof thereafter until such time as the Term Loan is repaid in full, the Borrower shall pay to Sterling an additional principal payment equal to 50% of the Excess Cash Flow (as defined in the Credit Agreement), if any (any such payment will be applied to the most remote payment of principal due under the Credit Agreement).

The Borrower may at any time and from time to time voluntarily prepay the Revolving Note or the Term Note in whole or in part. If at any time the outstanding principal balance on the Revolving Note exceeds the lesser of (i) the Borrowing Base or (ii) the Maximum Facility Amount (as defined in the Credit Agreement)(such excess being hereinafter referred to as an “Overadvance”), either without Sterling’s consent, including, as the result of Eligible Accounts or Eligible Inventory becoming ineligible (an “Unintentional Overadvance”) or with Sterling’s consent, as the result of Sterling making additional advances in its discretion that result in an Overadvance (a “Permitted Overadvance”), Borrower shall (x) in the case of an Unintentional Overadvance, on demand made by Sterling, pay Sterling such amount as will eliminate the Overadvance; and (y) in the case of a Permitted Overadvance, pay to Sterling such amount as will eliminate the Overadvance. At the end of any month in which any Overadvance has occurred Borrower shall be charged an Overadvance Fee in the amount of 1.50% of the highest Overadvance Amount during each month in which the Overadvance remains outstanding.

Under the Credit Agreement, the Borrower is required to pay a number of fees to Sterling, including the following:

●	a closing fee in the amount of $56,875.00 in connection with the Revolving Loans and in the amount of $56,875.00 in connection with the Term Loan, both of which were paid at closing on March 30, 2021

●	If Sterling has not received the full amount of any monthly payment on or before the date it is due (including as a result of funds not available to be automatically debited on the date on which any such payment is due), the Borrower shall pay a late fee to Sterling in an amount equal to six percent (6%) of such overdue payment.

The Credit Agreement contains customary events of default, including, among others (each, an “Event of Default”): (i) for failure to pay principal and interest on the Revolving Note or Term Note when due, or to pay any fees due under the Credit Agreement; (ii) if any representation, warranty or certification in the Credit Agreement or any document delivered in connection therewith proves to have been false or misleading in any material respect when made; (iii) for failure to perform any covenant or agreement contained in the Credit Agreement or any document delivered in connection therewith; (iv) failure to maintain adequate collateral security value satisfactory to Sterling; (v) for any voluntary or involuntary bankruptcy, insolvency or dissolution; (vi) for the occurrence of one or more judgments, decrees or arbitration awards involving in the aggregate a liability of $50,000 or more; (vii) if any director, officer or owner of more than 10% of the equity any Borrower entity is indicted for any felony offense under any federal or state law; (viii) if a Change of Control (as defined in the Credit Agreement) occurs; (ix) if Sterling’s security interest in any of the collateral fails to be a first priority security interest (subject only to permitted liens); (x) the occurrence of such a change in the condition, affairs (financial or otherwise) or operations of any Borrower entity, or the occurrence of any other event or circumstance, such that Sterling, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation to Sterling has been or may be materially impaired; (xi) if there is a loss, suspension or revocation of, or failure to renew, any permit if it could reasonably be expected to have a Material Adverse Effect; (xii) if Borrower engages in any act prohibited by any subordination agreement to which it is a party, or makes any payment on subordinated indebtedness that the applicable subordinated creditor was not contractually entitled to receive; and (xiii) for the occurrence of any default or event of default under the Seller Subordination Agreement (as defined in the Credit Agreement).

The Credit Agreement contains customary representations, warranties and affirmative and negative financial and other covenants for loans of this type. The closing of the loans was subject to customary closing conditions, including delivery of the security documents described below, and closing of the Acquisition.

Each of the Revolving Note and the Term Note is secured by a first priority security interest in all of the assets of the Borrower pursuant to a Security Agreement and a Patent and Trademark Security Agreement, each between the Borrower and Sterling and each dated as of March 30, 2021 (collectively, the “Security Agreements”). In connection with the security interests granted under the Security Agreements, 1847 Wolo entered into a Collateral Pledge Agreement with Sterling (the “Pledge Agreement”), pursuant to which 1847 Wolo pledged all the shares of each of the Wolo entities held by it to Sterling.

The foregoing summary of the terms and conditions of the Credit Agreement, the Revolving Note, the Term Note, the Security Agreements and the Pledge Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.7-10.12, which are incorporated herein by reference.

Unit Offering

As previously disclosed on April 1, 2021, the Company entered into several securities purchase agreements, dated March 26, 2021 (the “Unit Purchase Agreements”) with certain purchasers (the “Purchasers”), pursuant to which the Company sold an aggregate of 1,818,182 Units, at a price of $1.65 per Unit, to the Purchasers for an aggregate purchase price of $3,000,000 (the “Company Financing”). Each Unit consists of (i) one (1) Series A Senior Convertible Preferred Share of the Company with a stated value of $2.00 per share (the “Series A Shares”), and (ii) a three-year warrant to purchase one (1) Common Share of the Company at an exercise price of $2.50 per Common Share (subject to adjustment), which may be exercised on a cashless basis under certain circumstances (the “Warrants” and, together with the Series A Shares, “Units”). The sale by the Company of the Units was completed on March 26, 2021. The proceeds of the Company Financing were used to fund, in part, the Acquisition.

As previously disclosed on April 1, 2021, Company entered into a subscription agreement, dated March 26, 2021 (the “Subscription Agreement”) with 1847 Wolo, pursuant to which 1847 Wolo issued to the Company 1,000 shares of 1847 Wolo’s Series A Preferred Stock at a price of $3,000 per share (the “Wolo Preferred Shares”), in exchange for the Company’s contribution to 1847 Wolo of the $3,000,000 raised in the Company Financing, so that 1847 Wolo would have the funds to acquire Wolo.

The foregoing summary of the terms and conditions of the Series A Shares, the Warrants, Units Purchase Agreement and the Subscription Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the documents attached hereto as Exhibits 4.1, 4,.2, 10.13 and 10.14, respectively, which are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Wolo Preferred Shares, the Series A Shares and the Warrants is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of Wolo will be filed by an amendment to this Form 8-K within 75 calendar days of the closing date of the Acquisition.

(b) Pro forma financial information

Pro forma financial information will also be filed by an amendment to this Form 8-K within 75 calendar days of the Closing Date.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Designation of Series A Senior Convertible Preferred Shares (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on April 1, 2021)
4.2	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on April 1, 2021)
10.1	Stock Purchase Agreement, dated December 22, 2020, by and among 1847 Wolo Inc., Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc. and Barbara Solow and Stanley Solow.
10.2	Amendment No. 1 to Stock Purchase Agreement, dated March 30, 2021, by and among 1847 Wolo Inc., Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc. and Barbara Solow and Stanley Solow
10.3	6% Secured Promissory Note, dated March 30, 2021, issued by 1847 Wolo Inc. to Barbara Solow and Stanley Solow.
10.4	Subordination and Standby Agreement., dated March 30, 2021, among Sterling National Bank, Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc., and 1847 Wolo Inc.
10.5	Management Services Agreement, dated March 30, 2021, by and between 1847 Wolo Inc. and 1847 Partners LLC.
10.6	Management Fee Subordination Agreement, dated March 30, 2021, by 1847 Partners LLC and 1847 Wolo Inc. to and for the benefit of Sterling National Bank
10.7	Credit Agreement, dated March 30, 2021, among Sterling National Bank, Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc. and 1847 Wolo Inc.
10.8	Revolving Credit Note issued by Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc., and 1847 Wolo Inc. to Sterling National Bank on March 30, 2021
10.9	Term Note issued by Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc., and 1847 Wolo Inc. to Sterling National Bank on March 30, 2021
10.10	Security Agreement, dated March 30, 2021, by Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc., and 1847 Wolo Inc. to Sterling National Bank
10.11	Patent and Trademark Security Agreement, dated March 30, 2021, by and between Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc., 1847 Wolo Inc. and Sterling National Bank
10.12	Collateral Pledge Agreement, date March 30, 2021 by Wolo Mfg. Corp., Wolo Industrial Horn & Signal, Inc., and 1847 Wolo Inc. in favor of Sterling National Bank
10.13	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on April 1, 2021)
10.14	Subscription Agreement, dated March 26, 2021, between 1847 Holdings LLC and 1847 Wolo Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on April 1, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: April 5, 2021	/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer